UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2018

PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15272
(Address of principal executive offices)		(Zip Code)

(412) 434-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
On June 28, 2018, PPG Industries, Inc. (“PPG” or the “Company”) issued a press release announcing the completion of the Company’s previously announced investigation and restatement of its financial results, including the filing of an amended annual report on Form 10-K/A for the year ended December 31, 2017 (the “Form 10-K/A”), which includes consolidated financial statements for the years ended December 31, 2015, 2016 and 2017. In the Form 10-K/A, the Company has restated the audited consolidated financial statements for the years ended December 31, 2016 and 2017, and certain unaudited quarterly results related to the three months ended December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017.
The Company also filed its quarterly report on Form 10-Q for the quarter ended March 31, 2018.
A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if PPG specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On June 27, 2018, PPG, in consultation with the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), concluded that the Company’s consolidated financial statements for the year ended December 31, 2016 included in its annual report on Form 10-K and the related report of PwC, and the final quarterly period in 2016, should no longer be relied upon because of certain misstatements contained in those financial statements.
As discussed in the Form 10-K/A, the Audit Committee of the Company’s Board of Directors oversaw an investigation of the matters set forth in the report received through the Company’s internal reporting system, with the assistance of outside counsel and forensic accountants. The investigation identified the following items with respect to the year ended December 31, 2016: (1) improper classification in the consolidated statement of income of the release of a reserve related to the Company’s 2015 business restructuring program in the amount of $3.4 million and (2) an improper reduction in the payout assumption for certain performance-based restricted stock units that had the impact of recognizing a $6.8 million reduction in stock-based compensation expense in the fourth quarter of 2016. In the first quarter of 2017, the payout assumption for these same performance-based restricted stock units was increased, resulting in $6.8 million of stock-based compensation expense in the first quarter of 2017 that would not have been recorded if the payout assumption had not been reduced in the fourth quarter of 2016.
As a result of the findings of the internal investigation, the Company has determined to correct the misstatements in the Company’s previously issued financial statements for the year ended 2016 and the final quarterly period in 2016 in the Form 10-K/A.
The Audit Committee of the Board of Directors has discussed the matters disclosed in this Item 4.02 with PwC.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being furnished as part of this Report.

Exhibit Number	Description
99.1	Press release of PPG Industries, Inc. dated June 28, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: June 28, 2018	By:	/s/ Vincent J. Morales
Vincent J. Morales
Senior Vice President and Chief Financial Officer